Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of September 30, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of September 30, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,078,517)	$1,099,633
Cash and cash equivalents	94,199
Other assets	39,189
Other liabilities	(35,063)
Distribution payable	(6,389)
Accrued performance fee	(3,682)
Management fee payable	(942)
Net Asset Value	$1,186,945
Number of outstanding shares	46,067,972

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of September 30, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of September 30, 2025
Series I
A-I Shares	$37,901	1,489,598	$25.44
F-I Shares	$93,759	3,663,967	$25.59
F-S Shares	$104	4,050	$25.61
P-I Shares	$3	110	$25.22
P-S Shares	$4,575	181,394	$25.22
E Shares	$153	5,919	$25.79
T-I Shares	$63,864	2,473,514	$25.82
T-S Shares	$58,136	2,255,194	$25.78
V Shares	$1	40	$25.70
Series II
A-I Shares	$61,810	2,419,022	$25.55
F-I Shares	$308,383	11,988,975	$25.72
F-S Shares	$69	2,690	$25.70
P-I Shares	$1,373	52,401	$26.21
P-S Shares	$151,595	5,869,444	$25.83
E Shares	$55,128	2,181,476	$25.27
T-I Shares	$75,915	2,914,860	$26.04
T-S Shares	$124,120	4,794,292	$25.89
V Shares	$1	40	$25.60
I Shares	$19,216	740,063	$25.97
BD Shares	$130,839	5,030,925	$26.01
Total	$1,186,945	46,067,972